Filed Pursuant To Rule 433

Registration No 333-286293

September 19, 2025

Retweet of: https://x.com/BarrySilbert/status/1969018498245382545

Links to: https://www.globenewswire.com/news-release/2025/09/19/3153116/0/en/Grayscale-CoinDesk-Crypto-5-ETF-Ticker-GDLC-Begins-Trading-on-NYSE-Arca.html

Grayscale CoinDesk Crypto 5 ETF (Ticker: $GDLC) Begins Trading on NYSE Arcaglobenewswire.comGrayscale CoinDesk Crypto 5 ETF (Ticker: GDLC) Begins Trading on NYSE ArcaGrayscale CoinDesk Crypto 5 ETF (Ticker: GDLC) Begins Trading on NYSE Arca ...

ble for an investor who cannot afford to the loss of the entire investment. A

Grayscale CoinDesk Crypto 5 ETF ("GDLC") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GDLC has filed with the SEC for more complete information about GDLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, GDLC or any authorized participant will arrange to send you the prospectus after filing if you request it by calling (833)903-2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101.